Exhibit 99.1

For Information Contact
At Greater Bay Bancorp:	At Silverman Heller Associates:
Byron A. Scordelis, President and CEO	Philip Bourdillon/Gene Heller
(650) 838-6101	(310) 208-2550
James S. Westfall, EVP and CFO
(650) 838-6108

FOR IMMEDIATE RELEASE

GREATER BAY BANCORP REPORTS

FINANCIAL RESULTS

FOR THE FIRST QUARTER OF 2007

EAST PALO ALTO, Calif., May 4, 2007 – Greater Bay Bancorp (Nasdaq: GBBK), a $7.4 billion in assets financial services holding company, today announced results for the first quarter of 2007.

For the first quarter of 2007, the Company’s net income was $17.8 million, or $0.31 per diluted common share, compared to $26.2 million, or $0.46 per diluted common share, for the first quarter of 2006, and $18.8 million, or $0.33 per diluted common share, for the fourth quarter of 2006.

Operating results for the quarter included notable expenses of $1.5 million in professional services associated with the Company’s previously announced strategic planning project and $0.7 million of pension-related expenses. These expenses were offset by a $1.5 million mark-to-market gain in the value of the Company’s venture capital and equity securities. Additionally, also included in the operating results for the first quarter were expenses related to prior periods of $1.4 million in compensation expense and $0.4 million in tax expense. These errors were immaterial to the prior periods as well as to the current period and accordingly, were corrected in the current quarter.

For the first quarter of 2007, the Company’s return on average common equity, annualized, was 9.65% compared to 15.62% for the first quarter of 2006, and 10.03% for the fourth quarter of 2006. Return on average assets, annualized, for the first quarter of 2007 was 0.98% compared to 1.49% for the first quarter of 2006, and 1.00% for the fourth quarter of 2006.

Commenting on the quarter Byron A. Scordelis, President and Chief Executive Officer of Greater Bay Bancorp, stated, “While the size of our loan portfolio was relatively flat due to faster-than-expected pay downs in the construction lending area, our specialty finance business once again delivered solid high-quality growth. We sustained our core deposit

Greater Bay Bancorp Reports

Financial Results for the First Quarter of 2007

May 4, 2007

totals after posting an annualized gain of more than 15% in the prior quarter, and our insurance brokerage business achieved net new business inflow that effectively neutralized declining premium levels. We are also pleased with the sustained strength of our credit metrics as well as with our realization of measurable operating cost control given the three particular expense items noted above.”

Net Interest Income and Margin

Net interest income for the first quarter of 2007 decreased to $59.9 million from $66.9 million in the first quarter of 2006, and from $63.9 million in the fourth quarter of 2006.

The net interest margin (on a fully tax-equivalent basis) for the first quarter of 2007 was 3.78%, compared to 4.37% for the first quarter of 2006 and 3.91% for the fourth quarter of 2006.

“The quarterly margin decline primarily reflects continued increase in customer deposit costs and a gradual balance shift away from non-interest-bearing demand deposits,” stated James S. Westfall, Executive Vice President and Chief Financial Officer.

Non-Interest Income

Non-interest income for the first quarter of 2007 decreased modestly to $58.5 million compared to $58.8 million in the first quarter of 2006. First quarter 2007 results compared to first quarter 2006 included an increase of $1.5 million in mark-to-market gains on venture capital and equity securities and a decrease of $0.7 million in ABD revenues.

Non-interest income for the first quarter of 2007 increased to $58.5 million compared to $51.6 million in the fourth quarter of 2006. The $6.9 million increase was primarily attributable to a $5.2 million increase in insurance commissions and fees reflecting normal first quarter seasonality and a $2.7 million increase in mark-to-market gains in our venture capital and equity securities.

Non-interest income as a percentage of total revenues for the first quarter of 2007 was 49.4%, compared to 46.8% for the first quarter of 2006 and 44.7% for the fourth quarter of 2006.

Operating Expenses

Operating expenses for the first quarter of 2007 increased modestly to $90.7 million from $90.5 million in the first quarter of 2006. First quarter 2007 operating expenses included $1.5 million for professional services associated with the Company’s previously announced strategic planning project, $0.7 million in pension related expenses, and $1.4 million in compensation expense related to prior periods.

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Greater Bay Bancorp Reports

Financial Results for the First Quarter of 2007

May 4, 2007

Operating expenses for the first quarter of 2007 increased to $90.7 million from $88.0 million in the fourth quarter of 2006. This increase was primarily attributable to an increase of $3.5 million in compensation and benefits, including first quarter seasonal increases in payroll taxes and 401(k) matching contribution expenses of $2.7 million and $1.4 million of compensation expense related to prior periods. This was partially offset by a decrease of $0.7 million in occupancy and equipment costs.

Income Taxes

The Company’s effective tax rate was 38.3% for the first quarter of 2007 compared to 36.5% for the first quarter of 2006. Approximately 150 basis points of the rate increase was due to $0.4 million of income tax expense related to prior periods.

The Company adopted FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” or FIN 48 effective January 1, 2007 and as a result recognized a $4.5 million reserve addition for uncertain tax positions which was recorded as a reduction to retained earnings as of January 1, 2007, and had no effect on net income.

Credit Quality Overview

Net loan charge-offs in the first quarter of 2007 were $1.1 million, or 0.09% of average loans, annualized, compared to $43,000, or less than 0.01% of average loans, annualized, for the first quarter of 2006 and $3.2 million, or 0.26% of average loans, annualized, for the fourth quarter of 2006.

Provision for credit losses was a negative $1.1 million for the first quarter of 2007, compared to a negative $6.0 million for the first quarter of 2006, and a negative $0.4 million for the fourth quarter of 2006.

Non-performing assets were $32.1 million at March 31, 2007, compared to $33.4 million at March 31, 2006 and $30.2 million at December 31, 2006. The ratio of non-performing assets to total assets was 0.43% at March 31, 2007, compared to 0.47% at March 31, 2006 and 0.41% at December 31, 2006. The ratio of non-accrual loans to total loans was 0.64% at March 31, 2007, compared to 0.70% at March 31, 2006 and 0.61% at December 31, 2006.

Allowance for loan and lease losses was $66.0 million, or 1.35% of total loans, at March 31, 2007, compared to $74.6 million, or 1.58% of total loans, at March 31, 2006 and $68.0 million, or 1.39% of total loans, at December 31, 2006.

“We are pleased with our quarterly results in virtually every key credit portfolio quality indicator,” commented Mr. Scordelis. “Our recording of a negative provision for the quarter is consistent with our negligible charge-off experience. We continue to adhere to a consistent and disciplined application of sound credit fundamentals, and believe that our results are reflective of that approach.”

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Greater Bay Bancorp Reports

Financial Results for the First Quarter of 2007

May 4, 2007

Balance Sheet

At March 31, 2007, total assets were $7.4 billion, total net loans and leases were $4.9 billion, total securities were $1.4 billion, and total deposits were $5.3 billion.

Total loans and leases, net of deferred costs and fees, were $4.9 billion at March 31, 2007, which represents an increase of $176.1 million, or 3.7%, compared to March 31, 2006. This growth reflects an increase of $253.0 million in commercial loans and leases and $28.7 million in commercial term real estate loans. These increases were partially offset by declines of $39.1 million in construction and land loans, $38.4 million in consumer and other loans, and $33.7 million in real estate other loans.

Total loans and leases, net of deferred costs and fees, were unchanged between December 31, 2006 and March 31, 2007. Increases of $53.8 million in commercial loans and leases and $64.5 million in commercial term real estate loans were offset by decreases of $80.9 million in construction and land loans, $26.6 million in real estate other loans, $6.7 million in consumer and other loans and $5.3 million in residential mortgages.

Securities totaled $1.4 billion as of March 31, 2007, compared to $1.5 billion at March 31, 2006 and $1.5 billion at December 31, 2006.

Total deposits at March 31, 2007 were $5.3 billion, which represents an increase of $200.2 million, or 3.9%, compared to March 31, 2006, and an increase of $51.8 million compared to December 31, 2006.

Core deposits (excluding institutional and brokered deposits) at March 31, 2007 were $4.3 billion, which represents a decrease of $204.9 million, or 4.6%, compared to March 31, 2006, and an increase of $11.7 million compared to December 31, 2006.

Capital Overview

The capital ratios of Greater Bay Bancorp and its subsidiary bank continue to comfortably exceed minimum well-capitalized guidelines established by bank regulatory agencies.

The Company’s common equity to assets ratio was 10.13% at March 31, 2007, compared to 9.69% at March 31, 2006 and 9.99% at December 31, 2006. The Company’s tangible common equity to tangible assets ratio was 6.47% at March 31, 2007, compared to 5.84% at March 31, 2006 and 6.32% at December 31, 2006.

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Greater Bay Bancorp Reports

Financial Results for the First Quarter of 2007

May 4, 2007

Other Matters

As a separate matter, the Company today announced that it has signed a definitive merger agreement with Wells Fargo & Company. Consummation of the merger is subject to shareholder and regulatory approvals and other customary closing conditions.

About Greater Bay Bancorp

Greater Bay Bancorp, a diversified financial services holding company, provides community banking services in the Greater San Francisco Bay Area through Greater Bay Bank, N.A.’s community banking organization, including Bank of Petaluma, Coast Commercial Bank, Golden Gate Bank, Mid-Peninsula Bank, Mt. Diablo National Bank, Peninsula Bank of Commerce and Santa Clara Valley National Bank. Nationally, Greater Bay Bancorp provides specialized leasing and loan services through its specialty finance group, which includes Matsco, Greater Bay Business Funding and Greater Bay Capital. ABD Insurance and Financial Services, the Company’s insurance brokerage subsidiary, provides commercial insurance brokerage, employee benefits consulting and risk management solutions to business clients throughout the United States.

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Greater Bay Bancorp Reports

Financial Results for the First Quarter of 2007

May 4, 2007

Safe Harbor

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements relate to the Company’s current expectations regarding future operating results, net interest margin, net loan charge-offs, asset quality, level of loan loss provisions, growth in loans and deposits, ABD revenue growth and level of operating expenses. These forward looking statements are subject to certain risks and uncertainties that could cause the actual results, performance or achievements to differ materially from those expressed, suggested or implied by the forward looking statements. These risks and uncertainties include, but are not limited to: (1) the impact of changes in interest rates, a decline in economic conditions at the local, national and international levels and increased competition among financial service providers on the Company’s results of operations and the quality of the Company’s earning assets; (2) government regulation, including ABD’s receipt of requests for information from state insurance commissioners and subpoenas from state attorneys general related to the ongoing insurance industry-wide investigations into contingent commissions and override payments; and (3) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2006. Greater Bay does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

For additional information and press releases about Greater Bay Bancorp, visit the Company’s website at http://www.gbbk.com.

-Financial Tables Follow-

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Greater Bay Bancorp

Financial Results for the First Quarter of 2007

May 4, 2007

GREATER BAY BANCORP

March 31, 2007 - FINANCIAL SUMMARY (UNAUDITED)

(Dollars and shares in 000’s, except per share data)

SELECTED QUARTERLY CONSOLIDATED OPERATING DATA:

	First Quarter 2007	Fourth Quarter 2006	Third Quarter 2006	Restated(7) Second Quarter 2006	Restated(7) First Quarter 2006
Interest income	$113,479	$116,308	$113,916	$108,321	$104,015
Interest expense	53,572	52,419	50,142	42,487	37,134

Net interest income before (reversal of) / provision for credit losses	59,907	63,889	63,774	65,834	66,881
(Reversal of) / provision for credit losses	(1,073)	(384)	(443)	(1,886)	(6,004)

Net interest income after (reversal of) / provision for credit losses	60,980	64,273	64,217	67,720	72,885
Non-interest income:
Insurance commissions and fees	43,898	38,730	41,757	40,235	44,600
Rental revenue on operating leases	4,322	4,490	4,632	4,790	4,950
Service charges and other fees	2,196	2,324	2,363	2,368	2,540
Loan and international banking fees	2,047	1,980	1,960	1,718	1,795
Income on bank owned life insurance	1,726	2,003	2,038	1,922	1,911
Trust fees	1,054	1,138	1,059	1,127	1,055
Other income	3,221	908	1,643	4,610	1,915

Total non-interest income	58,464	51,573	55,452	56,770	58,766
Operating expenses:
Compensation and benefits	58,762	55,279	52,548	50,906	57,556
Occupancy and equipment	10,751	11,457	11,896	11,192	11,322
Legal costs and other professional fees	4,123	3,950	5,074	3,884	3,753
Depreciation - operating leases	3,393	3,503	3,665	3,917	4,003
Amortization of intangibles	1,462	1,507	1,678	1,689	1,640
Other expenses	12,167	12,281	16,220	11,387	12,271

Total operating expenses	90,658	87,977	91,081	82,975	90,545
Income before provision for income taxes and cumulative effect of accounting change	28,786	27,869	28,588	41,515	41,106
Provision for income taxes	11,027	9,091	10,076	15,423	15,006

Income before cumulative effect of accounting change	17,759	18,778	18,512	26,092	26,100
Cumulative effect of accounting change, net of tax (1)	—	—	—	—	130

Net income	$17,759	$18,778	$18,512	$26,092	$26,230

EARNINGS PER SHARE DATA:
Net Income per common share before cumulative effect of accounting change (2)
Basic	$0.32	$0.34	$0.33	$0.48	$0.49
Diluted	$0.31	$0.33	$0.32	$0.47	$0.46
Net Income per common share after cumulative effect of accounting change (2)
Basic	$0.32	$0.34	$0.33	$0.48	$0.49
Diluted	$0.31	$0.33	$0.32	$0.47	$0.46
Weighted average common shares outstanding	50,488	50,478	50,423	50,188	49,802
Weighted average common & potential common shares outstanding	51,294	51,180	51,366	51,173	52,727
GAAP ratios
Return on quarterly average assets, annualized	0.98%	1.00%	1.00%	1.47%	1.49%
Return on quarterly average common shareholders’ equity, annualized	9.65%	10.03%	10.15%	14.85%	15.62%
Return on quarterly average total equity, annualized	8.48%	8.81%	8.89%	12.95%	13.56%
Net interest margin, annualized (3)	3.78%	3.91%	3.97%	4.26%	4.37%
Operating expense ratio, annualized (4)	5.01%	4.71%	4.92%	4.66%	5.15%
Efficiency ratio (5)	76.59%	76.20%	76.39%	67.68%	72.06%
NON-GAAP ratios
Efficiency ratio (excluding ABD & other ABD expenses paid by holding company) (6)	72.92%	67.08%	69.63%	58.27%	66.35%

(1)    Effective January 1, 2006, the Company adopted SFAS No.123R, as a result of which the Company recognized a one-time cumulative adjustment, to record an estimate of future forfeitures on outstanding equity based awards for which compensation expense had been recognized prior to adoption.

(2)    The following table provides a reconciliation of income available to common shareholders. Additionally, the Company's outstanding convertible preferred stock was antidilutive for all periods presented.

Income before cumulative effect of accounting change as reported	$17,759	$18,778	$18,512	$26,092	$26,100
Less: dividends on convertible preferred stock	(1,831)	(1,832)	(1,832)	(1,822)	(1,832)

Income available to common shareholders before cumulative effect of accounting change	15,928	16,946	16,680	24,270	24,268
Add: CODES interest and other related income/(loss), net of taxes	—	—	—	—	59

Income available to common shareholders before cumulative effect of accounting change	15,928	16,946	16,680	24,270	24,327
Cumulative effect of accounting change, net of tax	—	—	—	—	130

Income available to common shareholders after cumulative effect of accounting change	$15,928	$16,946	$16,680	$24,270	$24,457

Weighted average common shares outstanding	50,488	50,478	50,423	50,188	49,802
Weighted average potential common shares:
Stock options	806	702	943	985	946
CODES due 2024	—	—	—	—	1,979

Total weighted average common & potential common shares outstanding	51,294	51,180	51,366	51,173	52,727

(3) Net interest income (on a tax equivalent basis) for the period, annualized and divided by average quarterly interest earning assets for the period.

(4) Total operating expenses for the period, annualized and divided by average quarterly assets.

(5) Total operating expenses divided by total revenue (the sum of net interest income and non-interest income, excluding provision for credit losses).

(6) Total operating expenses less ABD operating expenses divided by total revenue less ABD revenue. The following table provides the information for calculating the efficiency ratio excluding ABD:

Revenue (excluding ABD)	$74,032	$75,911	$77,083	$82,180	$80,546
Operating expenses (excluding ABD & other ABD-related expenses)	$53,990	$50,924	$53,670	$47,888	$53,441

(7) Restated Q1 and Q2 2006 to reflect adoption of SEC Staff Accounting Bulletin No.108 effective January 1, 2006.

Greater Bay Bancorp

Financial Results for the First Quarter of 2007

May 4, 2007

GREATER BAY BANCORP

March 31, 2007 - FINANCIAL SUMMARY (UNAUDITED)

(Dollars in 000’s)

SELECTED CONSOLIDATED FINANCIAL CONDITION DATA AND RATIOS:

	Mar 31 2007	Dec 31 2006	Restated(6) Sep 30 2006	Restated(6) Jun 30 2006	Restated(6) Mar 31 2006
Cash and cash equivalents	$139,083	$170,365	$160,572	$198,716	$167,203
Fed funds sold	161,000	—	—	36,000	—
Securities	1,435,692	1,543,097	1,572,109	1,565,732	1,468,123
Loans and leases:
Commercial	2,299,362	2,245,549	2,136,235	2,072,334	2,046,402
Term real estate - commercial	1,468,160	1,403,631	1,423,090	1,394,518	1,439,416

Total commercial	3,767,522	3,649,180	3,559,325	3,466,852	3,485,818
Real estate construction and land	649,009	729,871	753,416	762,409	688,086
Residential mortgage	274,329	279,615	277,038	275,332	271,658
Real estate other	146,697	173,271	163,077	164,133	180,409
Consumer and other	62,026	68,698	79,131	101,821	100,468
Deferred costs and fees, net	6,254	5,206	4,278	4,066	3,285

Total loans and leases, net of deferred costs and fees	4,905,837	4,905,841	4,836,265	4,774,613	4,729,724
Allowance for loan and lease losses	(65,950)	(68,025)	(71,323)	(71,689)	(74,568)

Total loans and leases, net	4,839,887	4,837,816	4,764,942	4,702,924	4,655,156
Goodwill	246,016	246,016	242,687	243,343	242,728
Other intangible assets	43,069	42,978	44,515	46,227	48,005
Other assets	517,581	530,862	554,985	583,167	533,366

Total assets	$7,382,328	$7,371,134	$7,339,810	$7,376,109	$7,114,581

Deposits:
Demand, noninterest-bearing	$953,808	$1,028,245	$980,050	$1,015,734	$1,004,575
MMDA, NOW and savings	2,679,239	2,614,349	2,613,387	2,734,656	2,957,354
Time deposits, $100,000 and over	911,915	892,048	784,557	776,712	782,891
Other time deposits	763,975	722,541	681,104	495,131	363,941

Total deposits	5,308,937	5,257,183	5,059,098	5,022,233	5,108,761

Other borrowings	791,670	825,837	994,044	970,390	750,248
Subordinated debt	180,929	180,929	180,929	287,631	210,311
Other liabilities	237,061	254,812	256,545	268,899	240,008

Total liabilities	6,518,597	6,518,761	6,490,616	6,549,153	6,309,328

Minority interest:
Preferred stock of real estate investment trust subsidiaries	12,902	12,861	12,821	12,780	12,739
Convertible preferred stock	103,069	103,094	103,094	103,096	103,097
Common shareholders’ equity (1)	747,760	736,418	733,279	711,080	689,417

Total shareholders’ equity (1)	850,829	839,512	836,373	814,176	792,514

Total liabilities and total equity	$7,382,328	$7,371,134	$7,339,810	$7,376,109	$7,114,581

RATIOS:
Loan growth, current quarter to prior year quarter	3.72%	3.76%	3.19%	0.72%	4.93%
Loan growth, current quarter to prior quarter, annualized	0.00%	5.71%	5.12%	3.81%	0.15%
Loan growth, YTD	0.00%	3.76%	3.06%	1.99%	0.15%
Core loan growth, current quarter to prior year quarter (2)	4.37%	4.45%	3.90%	1.32%	1.39%
Core loan growth, current quarter to prior quarter, annualized (2)	0.34%	6.41%	5.91%	4.47%	0.66%
Core loan growth, YTD (2)	0.34%	4.45%	3.73%	2.58%	0.66%
Deposit growth, current quarter to prior year quarter	3.92%	3.93%	0.87%	2.93%	2.26%
Deposit growth, current quarter to prior quarter, annualized	3.99%	15.53%	2.91%	-6.79%	4.03%
Deposit growth, YTD	3.99%	3.93%	0.01%	-1.45%	4.03%
Core deposit growth, current quarter to prior year quarter (3)	-4.58%	-6.79%	-10.48%	-6.63%	-5.78%
Core deposit growth, current quarter to prior quarter, annualized (3)	1.11%	15.29%	-14.43%	-19.72%	-8.31%
Core deposit growth, YTD (3)	1.11%	-6.79%	-13.71%	-13.84%	-8.31%
Revenue growth, current quarter to prior year quarter (4)	-5.79%	-4.38%	-2.66%	2.46%	8.10%
Revenue growth, current quarter to prior quarter, annualized (4)	10.22%	-12.53%	-10.93%	-9.71%	16.43%
Net interest income growth, current quarter to prior year quarter	-10.43%	-5.69%	-6.21%	0.63%	1.27%
Net interest income growth, current quarter to prior quarter, annualized	-25.28%	0.72%	-12.41%	-6.28%	-5.18%

(1)	The Company adopted FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” or FIN 48 effective January 1, 2007 and as a result recognized a $4.5 million reserve for uncertain tax positions which was recorded as a reduction to the beginning balance of retained earnings as of January 1, 2007.

(2)	Core loans calculated as total loans less purchased residential mortgage loans.

(3)	Core deposits calculated as total deposits less institutional and brokered time deposits.

(4)	Revenue is the sum of net interest income before (reversal of) / provision for credit losses and total non-interest income.

(5)	Restated Q1, Q2 and Q3 2006 to reflect adoption of SEC Staff Accounting Bulletin No. 108 effective January 1, 2006.

Greater Bay Bancorp

Financial Results for the First Quarter of 2007

May 4, 2007

GREATER BAY BANCORP

March 31, 2007 - FINANCIAL SUMMARY (UNAUDITED)

(Dollars in 000's)

SELECTED AVERAGE BALANCE SHEET AND YIELD DATA:

	Three months ended
	March 31, 2007			December 31, 2006
Tax-Equivalent Basis (1)	Average balance (2)	Interest	Average yield / rate	Average balance (2)	Interest	Average yield / rate
INTEREST-EARNING ASSETS:
Fed funds sold	$63,223	$815	5.23%	$83,034	$1,098	5.24%
Securities:
Taxable	1,441,326	16,588	4.67%	1,493,073	17,358	4.61%
Tax-exempt (1)	92,071	1,582	6.97%	92,347	1,595	6.85%
Other short-term (3)	8,424	84	4.03%	9,643	90	3.69%
Loans and leases (4)	4,869,674	94,910	7.90%	4,850,605	96,673	7.91%

Total interest-earning assets	6,474,718	113,979	7.14%	6,528,702	116,814	7.10%
Noninterest-earning assets	866,562	—		889,484	—

Total assets	$7,341,280	113,979		$7,418,186	116,814

INTEREST-BEARING LIABILITIES:
Deposits:
MMDA, NOW and Savings	$2,603,938	18,810	2.93%	$2,611,369	17,545	2.67%
Time deposits over $100,000	877,491	10,881	5.03%	827,608	10,312	4.94%
Other time deposits	747,657	9,072	4.92%	727,388	8,895	4.85%

Total interest-bearing deposits	4,229,086	38,763	3.72%	4,166,365	36,752	3.50%
Short-term borrowings	369,591	4,489	4.93%	393,702	4,873	4.91%
CODES	—	—	0.00%	—	—	0.00%
Subordinated debt	180,929	3,711	8.32%	180,929	3,768	8.26%
Other long-term borrowings	494,409	6,609	5.42%	526,025	7,026	5.30%

Total interest-bearing liabilities	5,274,016	53,572	4.12%	5,267,021	52,419	3.95%
Noninterest-bearing deposits	948,232			1,021,175
Other noninterest-bearing liabilities	256,393			271,643
Minority Interest: Preferred stock of real estate investment trust subsidiaries	12,876			12,837
Shareholders’ equity	849,763			845,510

Total shareholders’ equity and liabilities	$7,341,280	53,572		$7,418,186	52,419

Net interest income, on a tax-equivalent basis (1)		60,407			64,395
Net interest margin (5)			3.78%			3.91%

Reconciliation to reported net interest income:
Adjustment for tax-equivalent basis		(500)			(506)

Net interest income, as reported		$59,907			$63,889

(1)	Income from tax-exempt securities issued by state and local governments or authorities, is adjusted by an increment that equates tax-exempt income to tax equivalent basis (assuming a 35% federal income tax rate).

(2)	Nonaccrual loans are included in the average balance.

(3)	Includes average interest-earning deposits in other financial institutions.

(4)	Amortization of deferred costs and fees, net, resulted in an increase of interest income on loans by $592,000 and $674,000, for the three months ended March 31, 2007 and December 31, 2006, respectively.

(5)	Net interest margin during the period equals (a) the difference between tax-equivalent interest income on interest-earning assets and the interest expense on interest-bearing liabilities, divided by (b) average interest-earning assets for the period, annualized.

Greater Bay Bancorp

Financial Results for the First Quarter of 2007

May 4, 2007

GREATER BAY BANCORP

March 31, 2007 - FINANCIAL SUMMARY (UNAUDITED)

(Dollars in 000's)

SELECTED AVERAGE BALANCE SHEET AND YIELD DATA:

	Three months ended
	March 31, 2007			March 31, 2006
Tax-Equivalent Basis (1)	Average balance (2)	Interest	Average yield / rate	Average balance (2)	Interest	Average yield / rate
INTEREST-EARNING ASSETS:
Fed funds sold	$63,223	$815	5.23%	$12,290	$132	4.34%
Securities:
Taxable	1,441,326	16,588	4.67%	1,425,340	15,622	4.45%
Tax-exempt (1)	92,071	1,582	6.97%	82,596	1,494	7.33%
Other short-term (3)	8,424	84	4.03%	9,762	35	1.46%
Loans and leases (4)	4,869,674	94,910	7.90%	4,721,031	87,220	7.49%

Total interest-earning assets	6,474,718	113,979	7.14%	6,251,019	104,503	6.78%
Noninterest-earning assets	866,562	—		885,077	—

Total assets	$7,341,280	113,979		$7,136,096	104,503

INTEREST-BEARING LIABILITIES:
Deposits:
MMDA, NOW and Savings	$2,603,938	18,810	2.93%	$2,950,240	14,072	1.93%
Time deposits over $100,000	877,491	10,881	5.03%	756,259	7,321	3.93%
Other time deposits	747,657	9,072	4.92%	260,812	2,368	3.68%

Total interest-bearing deposits	4,229,086	38,763	3.72%	3,967,311	23,761	2.43%
Short-term borrowings	369,591	4,489	4.93%	288,491	2,983	4.19%
CODES	—	—	0.00%	75,101	101	0.55%
Subordinated debt	180,929	3,711	8.32%	210,311	4,557	8.79%
Other long-term borrowings	494,409	6,609	5.42%	474,316	5,732	4.90%

Total interest-bearing liabilities	5,274,016	53,572	4.12%	5,015,530	37,134	3.00%
Noninterest-bearing deposits	948,232			1,041,806
Other noninterest-bearing liabilities	256,393			281,996
Minority Interest: Preferred stock of real estate investment trust subsidiaries	12,876			12,715
Shareholders’ equity	849,763			784,049

Total shareholders’ equity and liabilities	$7,341,280	53,572		$7,136,096	37,134

Net interest income, on a tax-equivalent basis (1)		60,407			67,369
Net interest margin (5)			3.78%			4.37%

Reconciliation to reported net interest income:
Adjustment for tax-equivalent basis		(500)			(488)

Net interest income, as reported		$59,907			$66,881

(1)	Income from tax-exempt securities issued by state and local governments or authorities, is adjusted by an increment that equates tax-exempt income to tax equivalent basis (assuming a 35% federal income tax rate).

(2)	Nonaccrual loans are included in the average balance.

(3)	Includes average interest-earning deposits in other financial institutions.

(4)	Amortization of deferred costs and fees, net, resulted in an increase of interest income on loans by $592,000 and $245,000 for the three months ended March 31, 2007 and March 31, 2006, respectively.

(5)	Net interest margin during the period equals (a) the difference between tax-equivalent interest income on interest-earning assets and the interest expense on interest-bearing liabilities, divided by (b) average interest-earning assets for the period, annualized.

Greater Bay Bancorp

Financial Results for the First Quarter of 2007

May 4, 2007

GREATER BAY BANCORP

March 31, 2007 - FINANCIAL SUMMARY (UNAUDITED)

(Dollars and shares in 000's, except per share data)

SELECTED CONSOLIDATED CREDIT QUALITY DATA:

	Mar 31 2007	Dec 31 2006	Sep 30 2006	Jun 30 2006	Mar 31 2006
Nonperforming assets
Commercial:
Matsco/GBC	$9,160	$7,583	$8,323	$7,257	$8,011
SBA	6,456	5,576	2,881	4,536	3,627
Other	7,769	8,486	6,458	4,775	9,184

Total commercial	23,385	21,645	17,662	16,568	20,822
Real estate:
Commercial	6,180	7,173	10,939	14,763	8,203
Construction and land	1,980	930	323	323	3,242
Other	—	—	—	3	7

Total real estate	8,160	8,103	11,262	15,089	11,452
Consumer and other	74	117	139	611	718

Total nonaccrual loans	31,619	29,865	29,063	32,268	32,992
OREO	—	—	—	—	—
Other nonperforming assets	435	382	603	361	438

Total nonperforming assets	$32,054	$30,247	$29,666	$32,629	$33,430

Net loan charge-offs (recoveries) (1)	$1,122	$3,192	$223	$2,662	$43
Ratio of allowance for loan and lease losses to:
End of period loans	1.35%	1.39%	1.48%	1.50%	1.58%
Total nonaccrual loans	208.6%	227.8%	245.4%	222.2%	226.0%
Ratio of quarter (reversal of) / provision for credit losses to quarter average loans, annualized	-0.09%	-0.03%	-0.04%	-0.16%	-0.52%
Total nonaccrual loans to total loans	0.64%	0.61%	0.60%	0.68%	0.70%
Total nonperforming assets to total assets	0.43%	0.41%	0.40%	0.44%	0.47%
Ratio of quarterly net loan charge-offs to average loans, annualized	0.09%	0.26%	0.02%	0.23%	0.00%
Ratio of YTD net loan charge-offs to YTD average loans	0.09%	0.13%	0.08%	0.12%	0.00%

(1)    Net loan charge-offs are loan charge-offs net of recoveries. Q3 2006 includes an insurance recovery of $1.6 million related to a previously charged-off loan.

SELECTED QUARTERLY CAPITAL RATIOS AND DATA:

	Mar 31 2007	Dec 31 2006	Sep 30 2006	Jun 30 2006	Mar 31 2006
Tier 1 leverage ratio	10.92%	10.63%	10.63%	12.07%	10.77%
Tier 1 risk-based capital ratio	12.61%	12.26%	12.15%	13.49%	12.48%
Total risk-based capital ratio	13.79%	13.47%	13.40%	14.93%	13.73%
Total equity to assets ratio	11.53%	11.39%	11.40%	11.04%	11.14%
Common equity to assets ratio	10.13%	9.99%	9.99%	9.64%	9.69%
Tier I capital	$769,415	$755,860	$748,071	$824,154	$734,692
Total risk-based capital	$841,821	$830,461	$825,036	$911,802	$808,436
Risk weighted assets	$6,103,632	$6,166,011	$6,155,489	$6,108,101	$5,889,032
NON-GAAP RATIOS (1):
Tangible common equity to tangible assets (2)	6.47%	6.32%	6.32%	5.95%	5.84%
Tangible common book value per common share (3)	$8.99	$8.78	$8.74	$8.28	$7.93
Common book value per common share (4)	$14.65	$14.46	$14.36	$13.97	$13.71
Total common shares outstanding	51,044	50,938	51,047	50,917	50,288

(1)	The following table provides a reconciliation of common equity to tangible common equity and total assets to tangible assets:

Common shareholders’ equity	$747,760	$736,418	$733,279	$711,080	$689,417
Less: goodwill and other Intangible assets	(289,085)	(288,994)	(287,202)	(289,570)	(290,733)

Tangible common equity	$458,675	$447,424	$446,077	$421,510	$398,684

Total assets	$7,382,328	$7,371,134	$7,339,810	$7,376,109	$7,114,581
Less: goodwill and other intangible assets	(289,085)	(288,994)	(287,202)	(289,570)	(290,733)

Tangible assets	$7,093,242	$7,082,140	$7,052,608	$7,086,539	$6,823,848

(2)	Computed as common shareholders’ equity, less goodwill and other intangible assets divided by tangible assets.

(3)	Computed as common shareholders’ equity, less goodwill and other intangible assets divided by total common shares outstanding.

(4)	Computed as common shareholders’ equity divided by common shares outstanding.